Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS first quarter 2019 REVENUES

OF $34.7 MILLION and gross MARGIN of 20%

pearl river, ny – MaY 1, 2019 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the first quarter ended March 31, 2019.

For the quarter ended March 31, 2019 Hudson reported revenues of $34.7 million, an 18% decrease compared to $42.4 million in the comparable 2018 period, primarily due to a reduction in the price of certain refrigerants sold. Gross margin was 20% for the first quarter of 2019 compared to 19% for the first quarter of 2018. The Company reported operating income of $0.2 million for the first quarter of 2019 compared to an operating loss of $0.9 million for the first quarter of 2018. Net loss for the first quarter of 2019 was $4.0 million, or ($0.09) per basic and diluted share, compared to a net loss of $3.1 million or ($0.07) per basic and diluted share in the first quarter of 2018. The net loss in 2018 included a $1.1 million tax benefit, while in 2019 the Company had no such tax benefit.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “As expected, the 2019 selling season has started with a continuation of the ‘just-in-time’ buying pattern that our customers adopted and maintained throughout the 2018 selling season. Our first quarter results were additionally impacted by further incremental price declines for most refrigerants that began in the second quarter of 2018 and, with temperatures remaining cool during the first few months of the year, there was little urgency to stock refrigerant. However, we are entering the warmer spring season and would expect to see volumes increase as we move forward to the heart of the nine-month refrigerant season.

“As we move through 2019, we remain focused on implementing strategies to grow our leadership position in the refrigerant industry by leveraging our presence at two key points in the supply chain. Our acquisition of Aspen Refrigerants has enabled us to expand our portfolio of products and services to attract a broader audience and given the growing demand for refrigeration and cooling systems, we are optimistic about the long term market opportunities.”

Conference Call Information

The Company will host a conference call and webcast to discuss the first quarter results today, May 1, 2019 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until June 1, 2019 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 46172.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; the Company’s ability to remain in compliance with the financial covenants in its loan agreements; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate ARI’s operations and any assets it acquires from other third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2018 and other subsequent filings with the Securities and Exchange Commission. Examples of such risks and uncertainties specific to the ARI transaction include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,170	$2,272
Trade accounts receivable – net	20,103	14,065
Inventories	99,772	101,962
Prepaid expenses and other current assets	5,124	5,287
Total current assets	126,169	123,586

Property, plant and equipment, less accumulated depreciation	26,502	27,395
Goodwill	47,803	47,803
Intangible assets, less accumulated amortization	28,730	29,451
Right of use asset	7,564	-
Other assets	91	106
Total Assets	$236,859	$228,341

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$13,735	$8,671
Accrued expenses and other current liabilities	19,917	19,023
Accrued payroll	500	1,046
Current maturities of long-term debt	2,127	2,672
Short-term debt	31,000	29,000
Total current liabilities	67,279	60,412
Deferred tax liability	515	443
Long-term lease liabilities	5,596	—
Long-term debt, less current maturities	97,918	98,273
Total Liabilities	171,308	159,128

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding 42,602,431 at March 31, 2019 and December 31, 2018	426	426
Additional paid-in capital	116,096	115,719
Accumulated deficit	(50,971)	(46,932)
Total Stockholders’ Equity	65,551	69,213

Total Liabilities and Stockholders’ Equity	$236,859	$228,341

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three-month period ended March 31,
	2019	2018

Revenues	$34,664	$42,428
Cost of sales	27,679	34,523
Gross profit	6,985	7,905

Operating expenses:
Selling, general and administrative	6,024	8,077
Amortization	721	742
Total operating expenses	6,745	8,819

Operating income (loss)	240	(914)

Interest expense	(4,207)	(3,206)

Loss before income taxes	(3,967)	(4,120)

Income tax (benefit)	72	(1,064)

Net loss	$(4,039)	$(3,056)

Net loss per common share – Basic	$(0.09)	$(0.07)
Net loss income per common share – Diluted	$(0.09)	$(0.07)
Weighted average number of shares outstanding – Basic	42,602,431	42,403,029
Weighted average number of shares outstanding – Diluted	42,602,431	42,403,029